UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.
On July 21, 2026, a subsidiary (“Seller”) of Surgery Partners, Inc. (the “Company”), the Company and Intermountain Health (“Buyer”) placed into escrow pursuant to a binding agreement (the “Escrow”) their respective signature pages to two Securities Purchase Agreements (the “Agreements”), pursuant to which Buyer would agree to acquire from Seller its ownership interests in Mountain View Hospital, LLC (“MVH”) and Idaho Falls Community Hospital, LLC (“IFCH”) (the “Transaction”). Such signature pages to the Agreements would be released from the Escrow to the other parties of the Agreements at such time as (i) requisite MVH physician member and MVH physician governing board approvals of the Transaction (in each case pertaining to MVH) have been obtained and (ii) Seller has certified to Buyer the accuracy of the representations and warranties contained in the Agreements as of the date of release from Escrow and Seller has not become aware of any material facts since signatures were placed into Escrow that would require or necessitate new or modified disclosures to the Seller disclosure schedules to either of the Agreements; provided if any such new or modified disclosures are required or needed, such new or modified disclosures are in a form acceptable to the parties to the Agreements.

The Transaction values the combined facilities at approximately $1.15 billion, providing Surgery Partners with total consideration of approximately $795 million. Total cash proceeds to the Company are subject to customary purchase price adjustments, including adjustments for indebtedness, working capital, transaction expenses, and other closing items. Accordingly, the Company is unable to provide a reasonable estimate of final net cash proceeds at this time.

The Transaction relates to the Company’s hospital operations comprising Mountain View Hospital, Idaho Falls Community Hospital, and the associated subsidiaries of each of MVH and IFCH. Physician ownership of Mountain View Hospital will remain unchanged.

In addition to the satisfaction of the conditions described above in connection with the release of signatures from Escrow, the closing of the Transaction will be subject to customary closing conditions, including expiration of the applicable waiting periods under the Hart-Scott-Rodino Act, obtaining any other applicable material regulatory approvals and obtaining certain material third-party consents.

The Agreements provide for termination by either Seller or Buyer if the Transaction does not close by an outside date that is sixty days after the date the signature pages to the Agreements are released from the Escrow, which date is subject to extension in certain circumstances.

The Agreements contain customary representations and warranties, and specified covenants and indemnification provisions.

Item 7.01 Regulation FD Disclosure.

On July 24, 2026, the Company issued a press release announcing entry into an agreement to sell its ownership interests in Idaho Falls facilities to Intermountain Health. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

99.1	Press Release dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

Date:	July 24, 2026	By:	/s/ David T. Doherty
David T. Doherty
Executive Vice President and Chief Financial Officer